UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

815 Walker Street, Suite 1155, Houston, TX 77002

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On January 23, 2024, Darkpulse, Inc., a Delaware corporation (“we” or “our” or “us”) and Global Systems Dynamics, Inc. (“GSD”), by mutual written consent, terminated the Business Combination Agreement, as amended, between us, GSD, and Zilla Acquisition Corp., a Delaware corporation (the “Business Combination Agreement”), pursuant to Section 7.1(a) therein. Under the terms of the Business Combination Agreement, the parties thereto (the “Parties”) had agreed to combine their respective businesses (the transactions contemplated under the Business Combination Agreement (the “Business Combination”). Following the Business Combination, we would become the surviving entity and GSD’s wholly-owned subsidiary, and we and GSD would operate as a consolidated company under the name “Global System Dynamics, Inc.” Additional terms and conditions of the Business Combination Agreement were disclosed in our current report on Form 8-K (“Form 8-K”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 15, 2022. On or about August 8, 2023, the Parties entered into Amendment No. 1 to the Business Combination Agreement, pursuant to which they agreed to extend the date by the Business Combination would be consummated, or otherwise have the right to terminate the Merger Agreement, from August 9, 2023 to February 9, 2024, without any right of extension.

The Form 8-K and registration statement on Form S-4 filed with the SEC on February 14, 2023 (the “Form S-4”) are incorporated herein by reference and the foregoing descriptions of the Business Combination Agreement and amendments thereto are qualified in its entirety by reference to the Form 8-K and Form S-4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: January 24, 2024	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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